EXHIBIT 5

LUSE GORMAN, PC
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                                                 WRITER'S EMAIL
(202) 274-2000

January 2, 2018

Board of Directors
Bancorp 34, Inc.
500 East 10th Street
Alamogordo, New Mexico 88310

Re:	Bancorp 34, Inc. - Registration Statement on Form S-8

Members of the Board of Directors:

You have requested the opinion of this firm as to certain matters in connection with the registration of 263,127 shares of common stock, par value $0.01 per share (the "Shares"), of Bancorp 34, Inc. (the "Company") to be issued pursuant to the Bancorp 34, Inc. 2017 Equity Plan (the "Equity Plan").

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation of the Company, the Equity Plan, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as resolutions of the board of directors of the Company and applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Shares of the Company, when issued in accordance with the terms and conditions of the Equity Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman
Luse Gorman, PC